Exhibit 10.53

AMENDMENT NO. 2 TO
INDEMNIFICATION TRUST AGREEMENT

          AMENDMENT NO. 2 TO INDEMNIFICATION TRUST AGREEMENT, dated April 27, 2009 (this “Amendment”), among Medtronic, Inc., a Minnesota corporation (“Grantor” or the “Company”), and, Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Terrance L. Carlson, as the representative of the Beneficiaries (the “Beneficiaries’ Representative”).

PRELIMINARY STATEMENT

          Grantor established a trust to be a non-exclusive source of indemnification for the Grantor’s directors and officers who are eligible for such indemnification as stated in the Indemnification Trust Agreement dated April 29, 2004 and Amendment No.1 dated September 5, 2006 among Grantor, the Trustee and the Beneficiaries’ Representative (as so amended, the “Agreement”). Grantor hereby desires to increase the Fund Amount of the Trust from $100 million to $150 million.

          NOW, THEREFORE, the Agreement is hereby further amended for the purposes and upon the terms and conditions hereinafter stated, and Grantor, the Trustee and the Beneficiaries’ Representative on behalf of the Beneficiaries agree as follows:

          1.     Amendment to Fund Amount. The Agreement is hereby amended by amending Section 4 of the Amendment No.1 entitled “Total Amount” as follows:

                  “Total Amount. The Fund Amount under the Agreement is hereby increased from $100 million to $150 million.”

          2.     Capitalized Terms. All capitalized terms used in this Amendment and not defined herein shall have the same meaning as used in the Agreement.

          3.     The Agreement. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.

          4.     Governing Law; Other Provisions. This Amendment shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Minnesota. Unless otherwise provided in this Amendment, the provisions of Article VIII of the Agreement shall apply to this Amendment, mutatis mutandis.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION
(“Trustee”)

By:	/s/ Jayne E. Sillman
Name: Jayne E. Sillman
Title: Vice President

MEDTRONIC, INC.
(“Grantor”)

By:	/s/ Gary L. Ellis
Name: Gary L. Ellis
Title: Chief Financial Officer

/s/ Terrance L. Carlson
Terrance L. Carlson, as the Beneficiaries’
Representative